EXHIBIT 24

POWER OF ATTORNEY

(Form S-4)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fredric W. Corrigan and Richard L. Mack, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute a Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended, of the common stock of Global Nutrition Solutions, Inc. (the “Company”) issuable pursuant to that certain Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among the Company, IMC Global Inc., GNS Acquisition Corp., Cargill, Incorporated and Cargill Fertilizer, Inc., and any and all pre- and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: April 7, 2004

/s/ Fredric W. Corrigan
Fredric W. Corrigan
CEO, President, CFO and Director

/s/ Robert L. Lumpkins
Robert L. Lumpkins
Director

/s/ Douglas A. Pertz
Douglas A. Pertz
Director